UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
Filed by the Registrant  x
Filed by a Party other than the Registrant  o
Check the appropriate box:

o	Preliminary Proxy Statement	o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material Under § 240.14a-12
H2O America
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

x	No fee required.
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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o	Fee paid previously with preliminary materials.
o	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	2)	Form, Schedule or Registration Statement No.:

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of

H2O AMERICA
To Be Held On:
May 13, 2026 at 8:00 AM Eastern Time

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

Under Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the H2O America Annual Meeting of Stockholders are available on the Internet. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 1, 2026.

Please visit https://www.astproxyportal.com/ast/13455, where the following materials are available for view:
•Notice of Annual Meeting of Stockholders
•Proxy Statement
•Form of Proxy Card
•Annual Report

TO REQUEST MATERIALS:	TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers)
E-MAIL: help@equiniti.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:
ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time May 12 the day before meeting date.

MAIL: You may request a proxy card by following the instructions above.

Proposals to be voted on are listed below:

The Board of Directors recommends you vote FOR each of the following director nominees:		The Board of Directors recommends you vote FOR the following proposals:
1. ELECTION OF DIRECTORS		2.	To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement;
Nominees:
1a.	C. Guardino	3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of H2O America for the fiscal year ending December 31, 2026.
1b.	M. Hanley
1c. 1d.	H. Hunt R. A. Klein
1e. 1f. 1g.	D. L. Kruger D. B. More N. O. Rowe
1h.	C. P. Wallace
1i.	A. F. Walters
Please note that you cannot use this Notice to vote by mail.